Exhibit 107

Calculation of Filing Fee Tables

424B2(1)
(Form Type)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Mortgage Backed Securities	JPMF1 Multifamily Mortgage Trust 2026-FX1, Commercial Mortgage Pass-Through Certificates, Series 2026-FX1	457(s)	$510,740,752	100%	$510,740,752	0.00013810	$70,533.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Mortgage Backed Securities	Commercial Mortgage Pass-Through Certificates	415(a)	$138,121,248	100%	$138,121,248	0.0001091	$15,069.03	Form SF-3	333-280318	September 9, 2024	$15,069.03
	Total Offering Amounts					$648,862,000(3)		$70,533.30(3)
	Total Fees Previously Paid							$0.00(3)
	Total Fee Offsets
	Net Fee Due							$70,533.30(3)
(1)	This is the final prospectus for the JPMF1 Multifamily Mortgage Trust 2026-FX1, Commercial Mortgage Pass Through Certificates, Series 2026-FX offering. This table relates to the payment of registration fees in connection with the registration statement on Form SF-3 of which this prospectus forms a part (Registration No. 333-280318), which was filed on June 18, 2024 (as modified by two pre-effective amendments, which were filed on July 26, 2024 and August 30, 2024), with an effective date of September 9, 2024 (the “Registration Statement”).
(2)	Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(3)	The Registrant previously registered $2,728,583,248.26 of securities under the Registration Statement. Following the offering related to the filing of the prospectus filed by the Registrant pursuant to Rule 424(b)(2) on March 27, 2026, which filing forms a part of the Registration Statement, the remaining amount of unsold securities included on the Registration Statement was $138,121,248.26. The Registrant is carrying forward $138,121,248 of such unsold securities and the $15,069.03 of registration fees previously paid in connection with such unsold securities, and payment of the remaining $70,533.30 registration fee was made in connection with the filing of the preliminary prospectus (accession number 0001539497-26-001496) pursuant to Rule 424(h) under the Securities Act of 1933.